UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM 8-K
_________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2020 (June 5, 2020)

_________________________________________

Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2001 NW 84th Avenue

Miami, FL 33122
(Address of principal executive offices, including zip code)

(786) 254-6709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWSM	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2020, the Compensation Committee of the Board of Directors of Cool Holdings, Inc. (the “Company”) authorized and approved an employment agreement by and between the Company and Mr. Reinier Voigt, the Company’s Chief Executive Officer (the “Voigt Agreement”).  Under the terms of the Voigt Agreement, which was effective as of June 8, 2020 and continues for an indefinite term, the Company agrees to pay Mr. Voigt an annual base salary of $240,000 and he is eligible to receive an annual performance-based bonus of up to 100% of his base salary based on achievement of objectives established by the Compensation Committee.  If, as also defined in the Voigt Agreement, Mr. Voigt’s employment is terminated without “cause” or if he resigns for “good reason,” he will be entitled to a severance payment equal to two years of base salary. If, as also defined in the Voigt Agreement, the Company undergoes a “change of control,” he will be entitled to a change of control payment equal to two years of base salary plus 2 times the average bonus paid to him in the two most recently completed years.  Under the terms of the Voigt Agreement, Mr. Voigt is also subject to confidentiality, non-competition and non-solicitation restrictions in favor of the Company.

The foregoing summary description of the material terms of the Voigt Agreement is not complete and is qualified in its entirety by reference to the full text of the Voigt Agreement, which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 5.03.Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year.

On June 5, 2020, the Board of Directors of Company approved a change in the fiscal year of the Company from a calendar year ending on December 31 to a 52-53 week year ending on the Saturday closest to the last day of January, effective beginning with the fiscal year ending January 30, 2021 (“Fiscal 2021”). In a 52-week fiscal year, each of the Company’s quarterly periods will be comprised of 13 weeks. The additional week in a 53-week fiscal year will be added to the fourth quarter, making such quarter consist of 14 weeks. The Company will make the fiscal year change on a prospective basis and will not adjust operating results for prior periods. However, the change will impact prior year comparability of each of the fiscal quarters and annual period for Fiscal 2021. The Company believes this change will provide numerous benefits, including aligning the Company’s financial reporting periods to the operational periods of its Simply Mac stores and be more consistent with peer retail companies.

Since the change in the Company’s year-end from December to January is only one month, Rule 15d‑10 of the Securities Exchange Act of 1934, as amended, does not require the Company to file a separate transition report, but the one-month transition period for the month of January 2020 will be included in the Company’s Form 10-Q for the first fiscal quarter ending on May 2, 2020.

Item 9.01.Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Cool Holdings, Inc. and Reinier Voigt, effective as of June 8, 2020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.
Date:	June 9, 2020	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Chief Financial Officer